Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333109214) of Stora Enso Oyj (Stora Enso Corporation) of our report dated June 21, 2004 relating to the financial statements of SENA 401(k) Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

Milwaukee, Wisconsin

June 24, 2005

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